Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305 (b)(2)

CITIBANK, N.A.

(Exact name of Trustee as specified in its charter)

A National Banking Association	13-5266470
( Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No. )

399 Park Avenue, New York, New York	10043
(Address of principal executive office)	(Zip Code)

Citibank, N.A.

388 Greenwich Street, 14th floor

New York, N.Y. 10013

(212) 816-5805

(Name, address, and telephone number of agent for service)

WELLS FARGO & COMPANY

(Exact name of obligor as specified in its charter)

Delaware	41-0449260
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

420 Montgomery Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

SENIOR DEBT SECURITIES

(Title of Indenture Securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	33 Liberty Street, New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15. Not Applicable.

Item 16. List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 filed October 5, 2012 under File No. 333-183223).

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed October 5, 2012 under File No. 333-183223).

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 2014- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 3rd day of March, 2015.

CITIBANK, N.A.

By	/s/ Cirino Emanuele
Cirino Emanuele
Vice President

Exhibit 7

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries

	December 31,
In millions of dollars	2014	2013
Assets
Cash and due from banks (including segregated cash and other deposits)	$32,108	$29,885
Deposits with banks	128,089	169,005
Federal funds sold and securities borrowed or purchased under agreements to resell (including $144,191 and $144,083 as of December 31, 2014 and December 31, 2013, respectively, at fair value)	242,570	257,037
Brokerage receivables	28,419	25,674
Trading account assets (including $106,217 and $106,695 pledged to creditors at December 31, 2014 and December 31, 2013, respectively)	296,786	285,928
Investments:
Available for Sale (including $13,808 and $22,258 pledged to creditors as of December 31, 2014 and December 31, 2013, respectively)	300,143	286,511
Held to Maturity (including $2,974 and $4,730 pledged to creditors as of December 31, 2014 and December 31, 2013, respectively)	23,921	10,599
Non-Marketable Equity Securities (including $2,758 and $4,705 at fair value as of December 31, 2014 and December 31, 2013 respectively)	9,379	11,870

Total investments	$333,443	$308,980
Loans:
Consumer (including $43 and $957 as of December 31, 2014 and December 31, 2013, respectively, at fair value)	369,970	393,831
Corporate (including $5,858 and $4,072 as of December 31, 2014 and December 31, 2013, respectively, at fair value)	274,665	271,641

Loans, net of unearned income	$644,635	$665,472
Allowance for loan losses	(15,994)	(19,648)

Total loans, net	$628,641	$645,824
Goodwill	23,592	25,009
Intangible assets (other than MSRs)	4,566	5,056
Mortgage servicing rights (MSRs)	1,845	2,718
Other assets (including $7,762 and $7,123 as of December 31, 2014 and December 31, 2013, respectively, at fair value)	122,471	125,266

Total assets	$1,842,530	$1,880,382

The following table presents certain assets of consolidated variable interest entities (VIEs), which are included in the Consolidated Balance Sheet above. The assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs, presented on the following page, and are in excess of those obligations. Additionally, the assets in the table below include third-party assets of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation.

	December 31,
In millions of dollars	2014	2013
Assets of consolidated VIEs to be used to settle obligations of consolidated VIEs
Cash and due from banks	$300	$362
Trading account assets	671	977
Investments	8,014	10,950
Loans, net of unearned income
Consumer (including $0 and $910 as of December 31, 2014 and December 31, 2013, respectively, at fair value)	66,383	63,493
Corporate (including $0 and $14 as of December 31, 2014 and December 31, 2013, respectively, at fair value)	29,596	31,919

Loans, net of unearned income	$95,979	$95,412
Allowance for loan losses	(2,793)	(3,502)

Total loans, net	$93,186	$91,910
Other assets	619	1,234

Total assets of consolidated VIEs to be used to settle obligations of consolidated VIEs	$102,790	$105,433

Statement continues on the next page.

CONSOLIDATED BALANCE SHEET (Continued)	Citigroup Inc. and Subsidiaries

	December 31,
In millions of dollars, except shares and per share amounts	2014	2013
Liabilities
Non-interest-bearing deposits in U.S. offices	$128,958	$128,399
Interest-bearing deposits in U.S. offices (including $994 and $988 as of December 31, 2014 and December 31, 2013, respectively, at fair value)	284,978	284,164
Non-interest-bearing deposits in offices outside the U.S.	70,925	69,406
Interest-bearing deposits in offices outside the U.S. (including $690 and $689 as of December 31, 2014 and December 31, 2013, respectively, at fair value)	414,471	486,304

Total deposits	$899,332	$968,273
Federal funds purchased and securities loaned or sold under agreements to repurchase (including $36,725 and $54,147 as of December 31, 2014 and December 31, 2013, respectively, at fair value)	173,438	203,512
Brokerage payables	52,180	53,707
Trading account liabilities	139,036	108,762
Short-term borrowings (including $1,496 and $3,692 as of December 31, 2014 and December 31, 2013, respectively, at fair value)	58,335	58,944
Long-term debt (including $26,180 and $26,877 as of December 31, 2014 and December 31, 2013, respectively, at fair value)	223,080	221,116
Other liabilities (including $1,776 and $2,011 as of December 31, 2014 and December 31, 2013, respectively, at fair value)	85,084	59,935

Total liabilities	$1,630,485	$1,674,249

Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: 418,720 as of December 31, 2014 and 269,520 as of December 31, 2013, at aggregate liquidation value	$10,468	$6,738
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: 3,082,037,568 as of December 31, 2014 and 3,062,098,976 as of December 31, 2013	31	31
Additional paid-in capital	107,979	107,193
Retained earnings	118,201	111,168
Treasury stock, at cost: December 31, 2014—58,119,993 shares and December 31, 2013—32,856,062 shares	(2,929)	(1,658)
Accumulated other comprehensive income (loss)	(23,216)	(19,133)

Total Citigroup stockholders’ equity	$210,534	$204,339
Noncontrolling interest	1,511	1,794

Total equity	$212,045	$206,133

Total liabilities and equity	$1,842,530	$1,880,382

The following table presents certain liabilities of consolidated VIEs, which are included in the Consolidated Balance Sheet above. The liabilities in the table below include third-party liabilities of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation. The liabilities also exclude amounts where creditors or beneficial interest holders have recourse to the general credit of Citigroup.

	December 31,
In millions of dollars	2014	2013
Liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup
Short-term borrowings	$20,254	$21,793
Long-term debt (including $0 and $909 as of December 31, 2014 and December 31, 2013, respectively, at fair value)	40,078	34,743
Other liabilities	901	999

Total liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup	$61,233	$57,535